Exhibit 99.9

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

Proposal 1 — Merger and Agreement and Plan of Merger and Reorganization

The Board of Directors recommends a vote FOR Proposal 1.

Proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of June 13, 2011, by and among Trimeris, Inc., Synageva and Tesla Merger Sub, Inc., a wholly owned subsidiary of Trimeris, and approve the transactions contemplated thereby, including the merger of Tesla Merger Sub, Inc. with and into Synageva.	For ☐	Against ☐	Abstain ☐

Proposal 2 — Adjournment of Meeting	For	Against	Abstain

The Board of Directors recommends a vote FOR Proposal 2.

Proposal to approve the adjournment of the Synageva special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.

	☐	☐	☐

Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 2, 2011

Upon arrival, please present this admission ticket and photo identification at the registration desk.

To the Stockholders of Synageva BioPharma Corp.:

You are invited to attend the special meeting of stockholders of Synageva BioPharma Corp., a Delaware corporation, which will be held on November 2, 2011 at 10:00 a.m., local time, at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 for the following purposes:

1.	To approve a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of June 13, 2011, by and among Trimeris, Inc., Synageva and Tesla Merger Sub, Inc., a wholly owned subsidiary of Trimeris, and approve the transactions contemplated thereby, including the merger of Tesla Merger Sub, Inc. with and into Synageva;

2.	To approve a proposal for the adjournment of the Synageva special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Synageva Proposal No. 1; and

3.	To conduct any other business as may properly come before the Synageva special meeting or any adjournment or postponement thereof.

Further information as to matters to be considered and acted on at the Special Meeting can be found in the accompanying joint proxy statement/prospectus.

Only holders of record of shares of Synageva common stock and Synageva preferred stock as of the close of business on September 23, 2011 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

Please sign, date and return the accompanying proxy in the enclosed return envelope, which requires no postage if mailed in the United States. Your proxy may be revoked at any time before the vote is taken by delivering to the Secretary a revocation or a proxy bearing a later date.

By Order of the Board of Directors, Sanj K. Patel President and Chief Executive Officer

PROXY / VOTING INSTRUCTIONS

The undersigned hereby appoints Sanj. K. Patel and Carsten Boess and each or any of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may come before the Special Meeting of Stockholders of Synageva BioPharma Corp. to be held on November 2, 2011 and any adjournment thereof.

The proxies are hereby authorized and instructed upon the matters specified in the Notice of Special Meeting as set forth on the reverse side hereof. When properly executed and returned, this proxy will be voted as specified for the undersigned stockholder. Any Synageva stockholder proxies that are signed, dated and properly submitted that do not indicate how to vote, will be voted “FOR” the proposals to adopt the merger agreement, approve the transactions contemplated by the merger agreement, including the merger, and adjourn the Synageva special meeting.

PLEASE MARK YOUR VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Items to be voted appear on reverse side.)